EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We have issued our report dated April 13, 2009, accompanying the consolidated financial statements included in the Annual Report of BKF Capital Group, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of BKF Capital Group, Inc. on Forms S-8 (File Nos. 333-50132, effective November 17, 2000 and 333-75014, effective December 13, 2001).

/s/ MARK BAILEY & COMPANY, LTD.

Reno, Nevada
April 13, 2009